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                                                                   EXHIBIT 23.4

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   SULLIVAN & CROMWELL LLP
A LIMITED LIABILITY PARTNERSHIP                               28th Floor
      AMERICAN LAWYERS                                Nine Queen's Road Central
                                                              Hong Kong
   TELEPHONE: 852-2826-8688                                   ---------
   FACSIMILE: 852-2522-2280                               BEIJING - TOKYO
      WWW.SULLCROM.COM
                                                          MELBOURNE - SYDNEY

                                                       FRANKFURT - LONDON - PARIS

WILLIAM Y. CHUA                            LOS ANGELES - NEW YORK - PALO ALTO - WASHINGTON, D.C.
MICHAEL G. DESOMBRE
CHUN WEI

RESIDENT PARTNERS
ADMITTED IN NEW YORK


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                                                                   July 5, 2005


Taiwan Semiconductor
   Manufacturing Company Limited,
      No. 8, Li-Hsin Road 6,
         Hsinchu Science Park,
            Hsinchu, Taiwan.


Dear Sirs:

         In connection with the registration under the Securities Act of 1933, as amended (the "Act"), of common shares, par value NT$10 per share ("Common Shares"), of Taiwan Semiconductor Manufacturing Company Limited, represented by American Depositary Shares (the "ADSs") to be evidenced by American Depositary Receipts, we have acted as your United States counsel.

         We hereby consent to the reference to us under the heading "Validity of Securities" in the prospectus contained in the registration statement filed today (the " Registration Statement") relating to the Common Shares, and to the filing of this consent as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.






                                                           Very truly yours,


                                                     /s/ SULLIVAN & CROMWELL LLP






     Sullivan & Cromwell LLP is a registered limited liability partnership established under the laws of the State of New York.
  The personal liability of our partners is limited to the extent provided in
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                            or at www.sullcrom.com.